Exhibit 10.4
June 28, 2007

To:	Parker Drilling Company 1401 Enclave Parkway, Suite 600 Houston, Texas 77077 Attn: General Counsel Telephone: (281) 406-2000 Facsimile: (281) 406-2001

From:	Bank of America, N.A. c/o Banc of America Securities LLC 9 West 57th Street New York, NY 10019 Attn: John Servidio Telephone: 212-583-8373 Facsimile: 212-230-8610

Re:	Issuer Warrant Transaction (Transaction Reference Number: NY-30236 )
Ladies and Gentlemen:
     The purpose of this communication (this “Confirmation”) is to set forth the terms and conditions of the above-referenced transaction entered into on the Trade Date specified below (the "Transaction”) between Bank of America, N.A. (“BofA”) and Parker Drilling Company (“Issuer”). This communication constitutes a “Confirmation” as referred to in the ISDA Master Agreement specified below.
     1. This Confirmation is subject to, and incorporates, the definitions and provisions of the 2000 ISDA Definitions (including the Annex thereto) (the “2000 Definitions”) and the definitions and provisions of the 2002 ISDA Equity Derivatives Definitions (except to the extent expressly amended by this Confirmation) (the “Equity Definitions”, and together with the 2000 Definitions, the “Definitions”), in each case as published by the International Swaps and Derivatives Association, Inc. and as in effect on the date hereof (“ISDA”). In the event of any inconsistency between the 2000 Definitions and the Equity Definitions, the Equity Definitions will govern. For purposes of the Equity Definitions, each reference herein to a Warrant shall be deemed to be a reference to a Call Option or an Option, as context requires.
     This Confirmation evidences a complete and binding agreement between BofA and Issuer as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall be subject to an agreement (the “Agreement”) in the form of the 2002 ISDA Master Agreement (the “ISDA Form”) as if BofA and Issuer had executed an agreement in such form (without any Schedule but with the elections set forth in this Confirmation, except to the extent amended, modified or supplemented by this Confirmation). For the avoidance of doubt, the Transaction shall be the only transaction under the Agreement. The parties acknowledge and agree that Issuer and BofA have previously entered into an ISDA Master Agreement dated as of December 21, 2001 (as amended, modified or supplemented from time to time (including by any schedule or annex thereto), the “Existing ISDA Master Agreement”) and that, notwithstanding any term or provision in the Existing ISDA Master Agreement, the Transaction evidenced by this Confirmation shall not under any circumstances constitute (or be deemed to constitute) a Transaction or a Specified Transaction (each as defined in the Existing ISDA Master Agreement) under, or otherwise be subject to, the Existing ISDA Master Agreement.
     All provisions contained in, or incorporated by reference to, the Agreement will govern this Confirmation except as expressly modified herein. In the event of any inconsistency between this Confirmation and either the Definitions or the Agreement, this Confirmation shall govern.

     2. The Transaction is a Warrant Transaction, which shall be considered a Share Option Transaction for purposes of the Equity Definitions. The terms of the particular Transaction to which this Confirmation relates are as follows:
General Terms:

Trade Date:	June 28, 2007

Effective Date:	July 5, 2007, subject to Section 8(o) below

Components:	The Transaction will be divided into individual Components, each with the terms set forth in this Confirmation, and, in particular, with the Number of Warrants and Expiration Date set forth in this Confirmation. The payments and deliveries to be made upon settlement of the Transaction will be determined separately for each Component as if each Component were a separate Transaction under the Agreement.

Warrant Style:	European

Warrant Type:	Call

Seller:	Issuer

Buyer:	BofA

Shares:	The Common Stock of Issuer, par value USD 0.16 2/3 per share (Ticker Symbol: “PKD”).

Number of Warrants:	For each Component, as provided in Annex A to this Confirmation.

Warrant Entitlement:	One Share per Warrant

Strike Price:	USD 18.2875

Premium:	USD 11,178,000

Premium Payment Date:	The Effective Date

Exchange:	New York Stock Exchange

Related Exchange:	All Exchanges
Procedures for Exercise:

Expiration Time:	Valuation Time

Expiration Date:	As provided in Annex A to this Confirmation (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day that is not already an Expiration Date for another Component); provided that if that date is a Disrupted Day, the Expiration Date for such Component shall be the first succeeding Scheduled Trading Day that is not a Disrupted Day and is not or is not deemed to be an Expiration Date in respect of any other Component of the Transaction hereunder; and provided further that if the Expiration Date has not occurred pursuant to the preceding proviso as of the Final Disruption Date, the Final Disruption Date shall be the Expiration Date (irrespective of whether such date is an Expiration Date occurring on the Final Disruption Date in respect of any other Component for the Transaction) and, notwithstanding anything to the contrary in this Confirmation or the Definitions, the Relevant Price for the Expiration Date shall be the prevailing market value per Share determined by the Calculation Agent, upon prior written notice to Issuer, and good faith and in a commercially reasonable manner. “Final Disruption Date” means March 6, 2013. Notwithstanding the foregoing and anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Expiration Date, the Calculation Agent may determine that such Expiration Date is a Disrupted Day only in part, in which case the Calculation Agent shall make commercially reasonable adjustments to the number of Warrants for the relevant Component for which such day shall be the Expiration Date and shall designate the Scheduled Trading Day determined in the manner described in the immediately preceding sentence as the Expiration Date for the remaining Warrants for such Component. Section 6.6 of the Equity Definitions shall not apply to any Valuation Date occurring on an Expiration Date.

Market Disruption Event:	Section 6.3(a) of the Equity Definitions is hereby amended by (A) adding the term “reasonably” before the term “determines” in clause (ii) thereof and (B) deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof.

Automatic Exercise:	Applicable; and means that each Warrant not previously exercised under the Transaction will be deemed to be automatically exercised at the Expiration Time on the Expiration Date unless BofA notifies Seller (by telephone or in writing) prior to the Expiration Time on the Expiration Date that it does not wish Automatic Exercise to occur, in which case Automatic Exercise will not apply.

Issuer’s Telephone Number
and Telex and/or Facsimile

Number and Contact Details
for purpose of Giving Notice:	To be provided by Issuer.
Settlement Terms:
     In respect of any Component:

Settlement Currency:	USD

Net Share Settlement:	On each Settlement Date, Issuer shall deliver to BofA a number of Shares equal to the Number of Shares to be Delivered for such Settlement Date to the account specified by BofA and cash in lieu of any fractional shares valued at the Relevant Price on the Valuation Date corresponding to such Settlement Date.

Number of Shares to be Delivered:	In respect of any Exercise Date, subject to the last sentence of Section 9.5 of the Equity Definitions, the product of (i) the number of Warrants exercised or deemed exercised on such Exercise Date, (ii) the Warrant Entitlement and (iii) (A) the excess of the VWAP Price on the Valuation Date occurring on such Exercise Date over the Strike Price divided by (B) such VWAP Price.

The Number of Shares to be Delivered shall be delivered by Issuer to BofA no later than 5:00 P.M. (local time in New York City) on the relevant Settlement Date.

VWAP Price:	For any Valuation Date, the Rule 10b-18 dollar volume weighted average price per Share for such Valuation Date based on transactions executed during such Valuation Date, as reported on Bloomberg Page “PKD.N <Equity> AQR SEC” (or any equivalent successor thereto, if such page is not available) or, in the event such price is not so reported on such Valuation Date for any reason, as reasonably determined by the Calculation Agent using a volume-weighted method.

Other Applicable Provisions:	The provisions of Sections 9.1(c), 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 (i), (iv) and (v) of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Issuer is the issuer of the Shares) and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “Net Share Settled”.

“Net Share Settled” in relation to any Warrant means that Net Share Settlement is applicable to such Warrant.
Adjustments:
     In respect of any Component:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Dividend:	Any cash dividend or distribution on the Shares with an ex-dividend date occurring on or after the Trade Date and on or prior to the Expiration Date.

Extraordinary Dividend Adjustment:	If at any time during the period from and including the Trade Date, to but excluding the last Expiration Date, an ex-dividend date for an Extraordinary Dividend occurs, then the Calculation Agent will upon prior written notice to Issuer make commercially reasonable adjustments to the Strike Price, the Number of Warrants, the Warrant Entitlement and/or any other variable relevant to the exercise, settlement, payment or other terms of the Transaction to preserve the fair value of the Transaction to BofA after taking into account such Extraordinary Dividend.
Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination)

(c) Share-for-Combined:	Cancellation and Payment (Calculation Agent Determination)

Tender Offer:	Applicable

Consequences of Tender Offers:

(a) Share-for-Share:	Modified Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment (Calculation Agent Determination) on that portion of the Other Consideration that consists of cash; Modified Calculation Agent Adjustment on the remainder of the Other Consideration.

(c) Share-for-Combined:	Modified Calculation Agent Adjustment

Nationalization, Insolvency or Delisting:	Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange, The NASDAQ Global Market or The Nasdaq Global Select Market (or their respective successors); if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall thereafter be deemed to be the Exchange; provided further that, in determining any Cancellation Amount, notwithstanding any term or provision in the Agreement or the Equity Definitions, the Calculation Agent shall comply with the terms and provisions set forth in Section 8(p)(iii) of this Confirmation.

Additional Disruption Events:

(a) Change in Law:	Applicable (provided that clause (y) of this term set forth in Section 12.9(a)(ii) of the Equity Definitions shall not apply)

(b) Failure to Deliver:	Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Applicable

(e) Increased Cost of Hedging:	Applicable

(f) Loss of Stock Borrow:	Applicable

Maximum Stock Loan Rate:	2.00%

(g) Increased Cost of Stock Borrow:	Applicable

Initial Stock Loan Rate:	0.25%

Hedging Party:	BofA for all applicable Additional Disruption Events

Determining Party:	BofA for all applicable Extraordinary Events

Non-Reliance:	Applicable

Agreements and Acknowledgments
Regarding Hedging Activities:	Applicable

Additional Acknowledgments:	Applicable

     3. Calculation Agent: BofA; provided that all calculations, determinations and adjustments made by BofA in respect of this Transaction as Calculation Agent shall be made in good faith and in a commercially reasonable manner.
     4. Account Details:

BofA Payment Instructions:	Bank of America, N.A.
San Francisco, CA
SWIFT: BOFAUS65
Bank Routing: 121-000-358
Account Name: Bank of America
Account No. : 12333-34172

Issuer Payment Instructions:	To be provided by Issuer.
     5. Offices:
The Office of BofA for the Transaction is:
Bank of America, N.A.
c/o Banc of America Securities LLC
Equity Financial Products
9 West 57th Street, 40th Floor
New York, NY 10019
Telephone: 212-583-8373
Facsimile: 212-847-5124
     The Office of Issuer for the Transaction is:
Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
Attn: General Counsel
Telephone: (281) 406-2000
Facsimile: (281) 406-2001
     6. Notices: For purposes of this Confirmation:
     (a) Address for notices or communications to Issuer:

To:	Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
Attn:	General Counsel
Telephone:	(281) 406-2000
Facsimile:	(281) 406-2001

     (b) Address for notices or communications to BofA:

To:	Bank of America, N.A.
c/o Banc of America Securities LLC
Equity Financial Products
9 West 57th Street, 40th Floor
New York, NY 10019
Attn:	John Servidio
Telephone:	212-583-8373
Facsimile:	212-230-8610
     7. Representations, Warranties and Agreements:
(a)	In addition to the representations and warranties in the Agreement and those contained elsewhere herein, Issuer represents and warrants to and for the benefit of, and agrees with, BofA as follows:
(i)	On the Trade Date, (A) none of Issuer and its officers and directors is aware of any material nonpublic information regarding Issuer or the Shares and (B) all reports and other documents filed by Issuer with the Securities and Exchange Commission pursuant to the Exchange Act when considered as a whole (with the more recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(ii)	Without limiting the generality of Section 13.1 of the Equity Definitions, Issuer acknowledges that BofA is not making any representations or warranties with respect to the treatment of the Transaction under FASB Statements 133, as amended, or 150, EITF Issue No. 00-19 (or any successor issue statements) or under FASB’s Liabilities & Equity Project.

(iii)	Prior to the Trade Date, Issuer shall deliver to BofA a resolution of Issuer’s board of directors authorizing the Transaction and such other certificate or certificates as BofA shall reasonably request.

(iv)	Issuer is not entering into this Confirmation to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for Shares) in violation of the Exchange Act or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for Shares) in violation of the Exchange Act.

(v)	On any Expiration Date, Issuer shall not, and shall cause its affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares on any Expiration Date.

(vi)	Issuer is not, and after giving effect to the transactions contemplated hereby will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(vii)	On the Trade Date (A) the assets of Issuer at their fair valuation exceed the liabilities of Issuer, including contingent liabilities, (B) the capital of Issuer is adequate to conduct the business of Issuer and (C) Issuer has the ability to pay its debts and obligations as such debts mature and does not intend to, or does not believe that it will, incur debt beyond its ability to pay as such debts mature.

(viii)	Issuer shall not take any action to decrease the number of Available Shares below the Capped Number (each as defined below).

(ix)	Issuer understands no obligations of BofA to it hereunder will be entitled to the benefit of deposit insurance and that such obligations will not be guaranteed by any affiliate of BofA or any governmental agency.
(b)	Each of BofA and Issuer agrees and represents that it is an “eligible contract participant” as defined in Section 1a(12) of the U.S. Commodity Exchange Act, as amended.

(c)	Each of BofA and Issuer acknowledges that the offer and sale of the Transaction to it is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 4(2) thereof. Accordingly, BofA represents and warrants to Issuer that (i) it has the financial ability to bear the economic risk of its investment in the Transaction and is able to bear a total loss of its investment, (ii) it is an “accredited investor” as that term is defined in Regulation D as promulgated under the Securities Act, (iii) it is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iv) the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act and is restricted under this Confirmation, the Securities Act and state securities laws.

(d)	Each of BofA and Issuer agrees and acknowledges that BofA is a “financial institution,” “swap participant” and “financial participant”, and that Issuer is a “swap participant”, in each case within the meaning of Sections 101(22), 101(53C) and 101(22A) of Title 11 of the United States Code (the “Bankruptcy Code”). The parties hereto further agree and acknowledge (A) that this Confirmation is (i) a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “settlement payment,” as such term is defined in Section 741(8) of the Bankruptcy Code, and (ii) a “swap agreement,” as such term is defined in Section 101(53B) of the Bankruptcy Code, with respect to which each payment and delivery hereunder is a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code, and (B) that BofA is entitled to the protections afforded by, among other sections, Section 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code.

(e)	Issuer shall deliver to BofA an opinion of counsel, dated as of the Effective Date and reasonably acceptable to BofA in form and substance, with respect to the matters set forth in Section 3(a) of the Agreement.

     8. Other Provisions:
(a)	Alternative Calculations and Payment on Early Termination and on Certain Extraordinary Events. If, subject to Section 8(l) below, Issuer shall owe BofA any amount pursuant to Sections 12.2, 12.3, 12.6, 12.7 or 12.9 of the Equity Definitions (except in the event of an Insolvency, a Nationalization, a Tender Offer or a Merger Event, in each case, in which the consideration or proceeds to be paid to holders of Shares consists solely of cash) or pursuant to Section 6(d)(ii) of the Agreement (except in the event of an Event of Default in which Issuer is the Defaulting Party or a Termination Event in which Issuer is the Affected Party, that resulted from an event or events within Issuer’s control) (a “Payment Obligation”), Issuer shall have the right, in its sole discretion, to satisfy any such Payment Obligation by the Share Termination Alternative (as defined below) by giving irrevocable telephonic notice to BofA, confirmed in writing within one Scheduled Trading Day, between the hours of 9:00 A.M. and 4:00 P.M. New York City time on the Merger Date, Tender Offer Date, Announcement Date or Early Termination Date, as applicable (“Notice of Share Termination”). Upon such Notice of Share Termination, the following provisions shall apply on the Scheduled Trading Day immediately following the Merger Date, the Tender Offer Date, Announcement Date or Early Termination Date, as applicable:

Share Termination Alternative:	Applicable and means that Issuer shall deliver to BofA the Share Termination Delivery Property on the date on which the Payment Obligation would otherwise be due pursuant to Section 12.7 or 12.9 of the Equity Definitions or Section 6(d)(ii) of the Agreement, as applicable (the “Share Termination Payment Date”), in satisfaction of the Payment Obligation.

Share Termination Delivery Property:	A number of Share Termination Delivery Units, as calculated by the Calculation Agent, equal to the Payment Obligation divided by the Share Termination Unit Price. The Calculation Agent shall adjust the Share Termination Delivery Property by replacing any fractional portion of a security therein with an amount of cash equal to the value of such fractional security based on the values used to calculate the Share Termination Unit Price.

Share Termination Unit Price:	The value of property contained in one Share Termination Delivery Unit on the date such Share Termination Delivery Units are to be delivered as Share Termination Delivery Property, as determined by the Calculation Agent in its discretion by commercially reasonable means and notified by the Calculation Agent to Issuer at the time of notification of the Payment Obligation.

Share Termination Delivery Unit:	In the case of a Termination Event, Event of Default or Delisting, one Share or, in the case of an Insolvency, Nationalization, Merger Event or Tender Offer, a unit consisting of the number or amount of each type of property received by a holder of one Share (without consideration of any requirement to pay cash or other consideration in lieu of fractional amounts of any securities) in such Insolvency, Nationalization, Merger Event or Tender Offer. If such Insolvency, Nationalization, Merger Event or Tender Offer involves a choice of consideration to be received by holders, such holder shall be deemed to have elected to receive the maximum possible amount of cash.

Failure to Deliver:	Applicable

Other applicable provisions:	If Share Termination Alternative is applicable, the provisions of Sections 9.8, 9.9, 9.10, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws as a result of the fact that Seller is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable, except that all references in such provisions to “Physically-Settled” shall be read as references to “settled by Share Termination Alternative” and all references to “Shares” shall be read as references to “Share Termination Delivery Units”.
(b)	Registration/Private Placement Procedures. (i) If, in the commercially reasonable judgment of BofA acting in good faith, for any reason, any Shares or any securities of Issuer or its affiliates comprising any Share Termination Delivery Units deliverable to BofA hereunder (any such Shares or securities, “Delivered Securities”) would not be immediately freely transferable by BofA under Rule 144(k) under the Securities Act of 1933, as amended (the “Securities Act”), then the provisions set forth in this Section 8(b) shall apply. At the election of Issuer by notice to BofA within one Exchange Business Day after the relevant delivery obligation arises, but in any event at least one Exchange Business Day prior to the date on which such delivery obligation is due, either (A) all Delivered Securities delivered by Issuer to BofA shall be, at the time of such delivery, covered by an effective registration statement of Issuer for immediate resale by BofA (such registration statement and the corresponding prospectus (the “Prospectus”) (including, without limitation, any sections describing the plan of distribution) in form and content commercially reasonably satisfactory to BofA) or (B) Issuer shall deliver additional Delivered Securities so that the value of such Delivered Securities, as determined by the Calculation Agent in good faith and upon prior written notice to Issuer, to reflect a commercially reasonable liquidity discount, equals the value of the number of Delivered Securities that would otherwise be deliverable if such Delivered Securities were freely tradeable (without prospectus delivery) upon receipt by BofA (such value, the “Freely Tradeable Value”); provided that Issuer may not make the election described in this clause (B) if, on the date of its election, it has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to Section 4(2) of the Securities Act for the delivery by Issuer to BofA (or any affiliate designated by BofA) of the Delivered Securities or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Delivered Securities by BofA (or any such affiliate of BofA). (For the avoidance of doubt, as used in this paragraph (b) only, the term “Issuer” shall mean the issuer of the relevant securities, as the context shall require.)
(ii)	If Issuer makes the election described in clause (b)(i)(A) above:
(A)	BofA (or an Affiliate of BofA designated by BofA) shall be afforded a reasonable opportunity to conduct a due diligence investigation with respect to Issuer that is customary in scope for underwritten offerings of equity securities and that yields results that are commercially reasonably satisfactory to BofA or such Affiliate, as the case may be, in its discretion; and

(B)	BofA (or an Affiliate of BofA designated by BofA) and Issuer shall enter into an agreement (a “Registration Agreement”) on commercially reasonable terms in connection with the public resale of such Delivered Securities by BofA or such Affiliate substantially similar to underwriting agreements customary for underwritten offerings of equity securities, in form and substance commercially reasonably satisfactory to BofA or such Affiliate and Issuer, which Registration Agreement shall include, without limitation, provisions substantially similar to those contained in such underwriting agreements relating to the indemnification of, and contribution in connection with the liability of, BofA and its Affiliates and Issuer, shall provide for the payment by Issuer of all reasonable expenses incurred thereby in connection with such resale, including all registration costs and all reasonable fees and expenses of counsel for BofA, and shall provide for the delivery of accountants’ “comfort letters” to BofA or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.
(iii)	If Issuer makes the election described in clause (b)(i)(B) above:
(A)	all Delivered Securities shall be delivered to BofA (or any Affiliate of BofA designated by BofA) pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof;

(B)	BofA (or an Affiliate of BofA designated by BofA) and any potential institutional purchaser of any such Delivered Securities from BofA or such Affiliate identified by BofA shall be afforded a commercially reasonable opportunity to conduct a due diligence investigation in compliance with applicable law with respect to Issuer customary in scope for private placements of equity securities (including, without limitation, the right to have made available to them for inspection all financial and other records, pertinent corporate documents and other information reasonably requested by them);

(C)	BofA (or an Affiliate of BofA designated by BofA) and Issuer shall enter into an agreement (a “Private Placement Agreement”) on commercially reasonable terms in connection with the private placement of such Delivered Securities by Issuer to BofA or such Affiliate and the private resale of such shares by BofA or such Affiliate, substantially similar to private placement purchase agreements customary for private placements of equity securities, in form and substance commercially reasonably satisfactory to BofA and Issuer, which Private Placement Agreement shall include, without limitation, provisions substantially similar to those contained in such private placement purchase agreements relating to the indemnification of, and contribution in connection with the liability of, BofA and its Affiliates and Issuer, shall provide for the payment by Issuer of all expenses in connection with such resale, including all fees and expenses of counsel for BofA, shall contain representations, warranties and agreements of Issuer reasonably necessary or advisable to establish and maintain the availability of an exemption from the registration requirements of the Securities Act for such resales, and shall use best efforts to provide for the delivery of accountants’ “comfort letters” to BofA or such Affiliate with respect to the financial statements and certain financial information contained in or incorporated by reference into the offering memorandum prepared for the resale of such Shares; and

(D)	Issuer agrees that any Delivered Securities so delivered to BofA, (i) may be transferred by and among BofA and its Affiliates, and Issuer shall effect such transfer without any further action by BofA and (ii) after the minimum “holding period” within the meaning of Rule 144(d) under the Securities Act has elapsed with respect to such Delivered Securities, Issuer shall promptly remove, or cause the transfer agent for such Shares or securities to remove, any legends referring to any such restrictions or requirements from such Delivered Securities upon delivery by BofA (or such Affiliate of BofA) to Issuer or such transfer agent of seller’s and broker’s representation letters customarily delivered by BofA in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by BofA (or such affiliate of BofA), in each case except to the extent reasonably requested by Issuer following a change in the Securities Act or rules, regulations or the SEC’s interpretations thereunder and to the extent necessary to ensure compliance by Issuer or BofA with applicable securities laws.
(iv)	For the avoidance of doubt (and notwithstanding anything herein, in the Agreement or otherwise to the contrary), Issuer may deliver Delivered Securities which are unregistered under the Securities Act.
(c)	Make-whole. If Issuer makes the election described in clause (b)(i)(B) of paragraph (b) of this Section 8, then BofA or its affiliate may sell such Shares or Share Termination Delivery Units, as the case may be, during a period (the “Resale Period”) commencing on the Exchange Business Day following delivery of such Shares or Share Termination Delivery Units, as the case may be, and ending on the Exchange Business Day on which BofA completes the sale of all such Shares or Share Termination Delivery Units, as the case may be, or a sufficient number of Shares or Share Termination Delivery Units, as the case may be, so that the realized net proceeds of such sales exceed the Freely Tradeable Value (such amount of the Freely Tradeable Value, the “Required Proceeds”). BofA shall in the case of any such sale use its best efforts acting in good faith so as to complete any such sale as expeditiously as possible and to obtain an amount or amounts which equal or exceed the Required Proceeds. If any of such delivered Shares or Share Termination Delivery Units remain after such realized net proceeds exceed the Required Proceeds, BofA shall return such remaining Shares or Share Termination Delivery Units to Issuer. If the Required Proceeds exceed the realized net proceeds from such resale, Issuer shall transfer to BofA by the open of the regular trading session on the Exchange on the Exchange Trading Day immediately following the last day of the Resale Period the amount of such excess (the “Additional Amount”) in cash or in a number of additional Shares (“Make-whole Shares”) in an amount that, based on the Relevant Price on the last day of the Resale Period (as if such day was the “Valuation Date” for purposes of computing such Relevant Price), has a dollar value equal to the Additional Amount; and provided that the Issuer shall determine, in its sole discretion, whether to deliver cash or such Make-whole Shares. The Resale Period shall continue to enable the sale of the Make-whole Shares in the manner contemplated by this Section 8(c). This provision shall be applied successively until the Additional Amount is equal to zero, subject to Section 8(e).

(d)	Beneficial Ownership. Notwithstanding anything to the contrary in the Agreement or this Confirmation, in no event shall BofA be entitled to receive, or shall be deemed to receive, any Shares if, upon such receipt of such Shares, the “beneficial ownership” (within the meaning of Section 13 of the Exchange Act and the rules promulgated thereunder) of Shares by BofA or any entity that directly or indirectly controls BofA (collectively, “Buyer Group”) would be equal to or greater than 9% or more of the outstanding Shares. If any delivery owed to BofA hereunder is not made, in whole or in part, as a result of this provision, Issuer’s obligation to make such delivery shall not be extinguished and Issuer shall make such delivery as promptly as practicable after, but in no event later than one Exchange Business Day after, BofA gives notice to Issuer that such delivery would not result in Buyer Group directly or indirectly so beneficially owning in excess of 9% of the outstanding Shares.

(e)	Limitations on Settlement by Issuer. Notwithstanding anything herein or in the Agreement to the contrary, in no event shall Issuer be required to deliver Shares in connection with the Transaction in excess of 9,966,595 Shares (the “Capped Number”), as such number may be adjusted for Share splits or Share combinations. Issuer represents and warrants (which shall be deemed to be repeated on each day that the Transaction is outstanding) that the Capped Number is equal to or less than the number of authorized but unissued Shares of the Issuer that are not reserved for future issuance in connection with transactions in the Shares (other than the Transaction) on the date of the determination of the Capped Number (such Shares, the “Available Shares”). In the event Issuer shall not have delivered the full number of Shares otherwise deliverable as a result of this Section 8(e) (the resulting deficit, the “Deficit Shares”), Issuer shall be continually obligated to deliver, from time to time until the full number of Deficit Shares have been delivered pursuant to this paragraph, Shares when, and to the extent, that (i) Shares are repurchased, acquired or otherwise received by Issuer or any of its subsidiaries after the Trade Date (whether or not in exchange for cash, fair value or any other consideration), (ii) authorized and unissued Shares reserved for issuance in respect of other transactions prior to such date which prior to the relevant date become no longer so reserved and (iii) Issuer additionally authorizes and unissued Shares that are not reserved for other transactions. Issuer shall immediately notify BofA of the occurrence of any of the foregoing events (including the number of Shares subject to clause (i), (ii) or (iii) and the corresponding number of Shares to be delivered) and promptly deliver such Shares thereafter.

(f)	Right to Extend. BofA may postpone any Exercise Date or any other date of valuation or delivery with respect to some or all of the relevant Warrants (in which event the Calculation Agent shall make appropriate adjustments to the Number of Shares to be Delivered with respect to one or more Components), if BofA determines, in its reasonable discretion, and with the prior written consent of Issuer (such consent not to be unreasonably withheld) that such extension is reasonably necessary or appropriate to preserve BofA’s hedging or hedge unwind activity hereunder in light of existing liquidity conditions or to enable BofA to effect purchases of Shares in connection with its hedging, hedge unwind or settlement activity hereunder in a manner that would, if BofA were Issuer or an affiliated purchaser of Issuer, be in compliance with applicable legal, regulatory or self-regulatory requirements, or with related policies and procedures applicable to BofA.

(g)	Equity Rights. BofA acknowledges and agrees that this Confirmation is not intended to convey to it rights with respect to the Transaction that are senior to the claims of common stockholders in the event of Issuer’s bankruptcy. For the avoidance of doubt, the parties agree that the preceding sentence shall not apply at any time other than during Issuer’s bankruptcy to any claim arising as a result of a breach by Issuer of any of its obligations under this Confirmation or the Agreement. For the avoidance of doubt, the parties acknowledge that this Confirmation is not secured by any collateral that would otherwise secure the obligations of Issuer herein under or pursuant to any other agreement.

(h)	Amendments to Equity Definitions and the Agreement. The following amendments shall be made to the Equity Definitions and to the Agreement:
(i)	The first sentence of Section 11.2(c) of the Equity Definitions, prior to clause (A) thereof, is hereby amended to read as follows: ‘(c) If “Calculation Agent Adjustment” is specified as the Method of Adjustment in the related Confirmation of a Share Option Transaction, then following the announcement or occurrence of any Potential Adjustment Event, the Calculation Agent will determine whether such Potential Adjustment Event has a dilutive or concentrative effect on the theoretical value of the relevant Shares or options on the Shares and, if so, will (i) make appropriate adjustment(s), if any, to any one or more of:’ and, the portion of such sentence immediately preceding clause (ii) thereof is hereby amended by deleting the words “diluting or concentrative” and the words “(provided that no adjustments will be made to account solely for changes in volatility, expected dividends, stock loan rate or liquidity relative to the relevant Shares)” and replacing such latter phrase with the words “(and, for the avoidance of doubt, adjustments may be made to account solely for changes in volatility, Extraordinary Dividends (within the meaning of this Confirmation) or liquidity relative to the relevant Shares)”;

(ii)	Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) at BofA’s option, the occurrence of any of the events specified in Section 5(a)(vii) (1) through (9) of the ISDA Master Agreement with respect to that Issuer’s”

(iii)	Section 12.9(b) of the Equity Definitions is hereby amended by (1) replacing the word “two” with “three” in the third line of clause (i), fourth to last line of clause (ii), third line of clause (iii), eighth line of clause (iv), fourth line of clause (v) and fifth line of clause (vi) and (2) replacing the word “second” with “third” in the ninth and tenth lines of clause (vi).
(i)	Agreement in Respect of Termination Amounts. Notwithstanding any term or provision in this Confirmation, the Equity Definitions or the Agreement, but without limiting Section 8(p)(iii) of this Confirmation, in determining any amounts payable in respect of the termination or cancellation of the Transaction pursuant to Section 6 of the Agreement or Article 12 of the Equity Definitions, the Calculation Agent shall make such determination without regard to (i) changes to costs of funding, stock loan rates or expected dividends, or (ii) losses or costs incurred in connection with terminating, liquidating or reestablishing any hedge related to the Transaction (or any gain resulting from any of them).

(j)	Transfer and Assignment. BofA may transfer or assign its rights and obligations hereunder and under the Agreement, in whole or in part, at any time to any person or entity whatsoever with the consent of Issuer, provided that such consent will not be unreasonably withheld.

(k)	Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Issuer and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Issuer relating to such tax treatment and tax structure.

(l)	Designation by BofA. Notwithstanding any other provision in this Confirmation to the contrary requiring or allowing BofA to purchase, sell, receive or deliver any Shares or other securities to or from Issuer, BofA may designate any of its affiliates to purchase, sell, receive or deliver such shares or other securities and otherwise to perform BofA obligations in respect of the Transaction and any such designee may assume such obligations. BofA shall be discharged of its obligations to Issuer to the extent of any such performance and shall not be discharged at any time prior thereto..

(m)	No Netting and Set-off. Multiple Transaction Payment Netting and the provisions of Section 6(f) of the Agreement shall not apply. Each party waives any and all rights it may have to set-off delivery or payment obligations it owes to the other party under the Transaction against any delivery or payment obligation owed to it by the other party, whether arising under the Agreement, under any other agreement between the parties thereto, by operation or law or otherwise.

(n)	Additional Termination Event. If BofA reasonably determines that it is advisable to terminate a portion of the Transaction so that BofA’s related hedging activities will comply with applicable securities laws, rules or regulations, an Additional Termination Event shall occur in respect of which (1) Issuer shall be the sole Affected Party and (2) the Transaction shall be the sole Affected Transaction.

(o)	Effectiveness. If, prior to the Effective Date, BofA reasonably determines that it is advisable to cancel the Transaction because of concerns that BofA’s related hedging activities could be viewed as not complying with applicable securities laws, rules or regulations, the Transaction shall be cancelled and shall not become effective, and neither party shall have any obligation to the other party in respect of the Transaction.

(p)	Amendments to the Agreement. Notwithstanding any term or provision contained in the Agreement, (i) at any time prior to April 15, 2012 no Potential Event of Default or Event of Default shall apply with respect to Issuer as a defaulting party, and no Termination Event shall apply with respect to Issuer as an Affected Party, in each and any such case, except to the extent any such Event of Default or Termination Event results in the occurrence and continuance of an Additional Termination Event (as specified in this Confirmation) or an Extraordinary Event elected as being applicable in this Confirmation, and Issuer shall have no Specified Entities or Credit Support Providers for purposes of the Agreement and this Transaction; (ii) without limiting the generality of the foregoing, and within the time period and subject to the other conditions specified in clause (i), the Events of Default specified in Sections 5(a) (ii) (except to the extent that any violation of any such agreement or delivery obligation described therein or in this Confirmation would reasonably be expected to have a material adverse effect on the ability of Issuer to perform its delivery obligations under this Transaction), (iii), (iv) (except to the extent any misrepresentation made under this Confirmation or under the Agreement would reasonably be expected to have a material adverse effect on the ability of Issuer to perform its obligations under this Transaction), (v), or (vi) of the Agreement, and the Termination Events specified in the Agreement, shall not apply with respect to Issuer; and (iii) with respect to any early termination of all or any portion of this Transaction for any reason pursuant to the terms of this Confirmation, the Equity Definitions and/or the Agreement, and additionally notwithstanding any term or provision in the Equity Definitions, (A) any amount payable (or to be payable) by either party hereto to the other party hereto arising as a result of such early termination (including any costs resulting from unwinding hedging transactions) shall be determined in good faith and in a commercially reasonable manner and (B) without limiting the foregoing, the party determining the amount of any such payment (whether BofA, Issuer or the Calculation Agent) shall (1) utilize commercially reasonable procedures and methodologies so as to produce a commercially reasonable determination of such amount, and (2) disclose in reasonable detail the material information utilized (or to be utilized) by such party in making such determination.

(q)	Waiver of Trial by Jury. EACH OF ISSUER AND BUYER HEREBY IRREVOCABLY WAIVES (ON ITS OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS) ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE TRANSACTION OR THE ACTIONS OF BUYER OR ITS AFFILIATES IN THE NEGOTIATION, PERFORMANCE OR ENFORCEMENT HEREOF.

(r)	Governing Law. THIS CONFIRMATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES COURT FOR THE SOUTHERN DISTRICT OF NEW YORK IN CONNECTION WITH ALL MATTERS RELATING HERETO AND WAIVE ANY OBJECTION TO THE LAYING OF VENUE IN, AND ANY CLAIM OF INCONVENIENT FORUM WITH RESPECT TO, THESE COURTS.

     Issuer hereby agrees (a) to check this Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by BofA) correctly sets forth the terms of the agreement between BofA and Issuer with respect to the Transaction, by manually signing this Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to John Servidio, Facsimile No. 212-230-8610.

Yours faithfully,

BANK OF AMERICA, N.A.

By:

Name:
Title:

Agreed and Accepted By:

PARKER DRILLING COMPANY

By:

Name:
Title:

Annex A
For each Component of the Transaction, the Number of Warrants and Expiration Date is set forth below.

Component Number	Number of Warrants	Expiration Date
1.	55,369	October 15, 2012
2.	55,369	October 16, 2012
3.	55,369	October 17, 2012
4.	55,369	October 18, 2012
5.	55,369	October 19, 2012
6.	55,369	October 22, 2012
7.	55,369	October 23, 2012
8.	55,369	October 24, 2012
9.	55,369	October 25, 2012
10.	55,369	October 26, 2012
11.	55,369	October 29, 2012
12.	55,369	October 30, 2012
13.	55,369	October 31, 2012
14.	55,369	November 1, 2012
15.	55,369	November 2, 2012
16.	55,369	November 5, 2012
17.	55,369	November 6 2012
18.	55,369	November 7, 2012
19.	55,369	November 8, 2012
20.	55,369	November 9, 2012
21.	55,369	November 12, 2012
22.	55,369	November 13, 2012
23.	55,369	November 14, 2012
24.	55,369	November 15, 2012
25.	55,369	November 16, 2012
26.	55,369	November 19, 2012
27.	55,369	November 20, 2012
28.	55,369	November 21, 2012
29.	55,369	November 23, 2012
30.	55,369	November 26, 2012
31.	55,369	November 27, 2012
32.	55,369	November 28, 2012
33.	55,369	November 29, 2012
34.	55,369	November 30, 2012
35.	55,369	December 3, 2012
36.	55,369	December 4, 2012
37.	55,369	December 5, 2012
38.	55,369	December 6, 2012
39.	55,369	December 7, 2012
40.	55,369	December 10, 2012
41.	55,369	December 11, 2012
42.	55,369	December 12, 2012
43.	55,369	December 13, 2012
44.	55,369	December 14, 2012
45.	55,369	December 17, 2012
46.	55,369	December 18, 2012

Component Number	Number of Warrants	Expiration Date
47.	55,369	December 19, 2012
48.	55,369	December 20, 2012
49.	55,369	December 21, 2012
50.	55,369	December 24, 2012
51.	55,369	December 26, 2012
52.	55,369	December 27, 2012
53.	55,369	December 28, 2012
54.	55,369	December 31, 2012
55.	55,369	January 2, 2013
56.	55,369	January 3, 2013
57.	55,369	January 4, 2013
58.	55,369	January 7, 2013
59.	55,369	January 8, 2013
60.	55,369	January 9, 2013
61.	55,369	January 10, 2013
62.	55,369	January 11, 2013
63.	55,369	January 14, 2013
64.	55,369	January 15, 2013
65.	55,369	January 16, 2013
66.	55,369	January 17, 2013
67.	55,369	January 18, 2013
68.	55,369	January 22, 2013
69.	55,369	January 23, 2013
70.	55,369	January 24, 2013
71.	55,369	January 25, 2013
72.	55,369	January 28, 2013
73.	55,369	January 29, 2013
74.	55,369	January 30, 2013
75.	55,369	January 31, 2013
76.	55,369	February 1, 2013
77.	55,369	February 4, 2013
78.	55,369	February 5, 2013
79.	55,369	February 6, 2013
80.	55,369	February 7, 2013
81.	55,369	February 8, 2013
82.	55,369	February 11, 2013
83.	55,369	February 12, 2013
84.	55,369	February 13, 2013
85.	55,369	February 14, 2013
86.	55,369	February 15, 2013
87.	55,369	February 19, 2013
88.	55,369	February 20, 2013
89.	55,369	February 21, 2013
90.	55,456	February 22, 2013